UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 23, 2016 (June 22, 2016)

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

814-00866	27-4895840
(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 22, 2016, Monroe Capital Corporation (the “Company”) held its 2016 annual meeting of stockholders (the “Meeting”), during which two matters were submitted to the vote of the stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2016 (the “Proxy Statement”). A summary of the matters voted upon by shareholders is set forth below.

Proposal 1 – Election of Class I Directors

The following individuals, constituting all of the nominees named in the Company’s Proxy Statement, were elected as Class I directors to serve until the 2019 annual meeting of stockholders and until their successors have been duly elected and qualified. The following votes were taken in connection with this proposal:

	FOR	WITHHELD
Thomas J. Allison	6,572,591	233,464
Robert S. Rubin	6,542,532	263,523

Proposal 2 – Approval to Sell Shares of Common Stock Below Net Asset Value

The meeting was adjourned to allow for the solicitation of additional votes on Proposal 2. The meeting will be reconvened at the corporate headquarters of the Company at 3:00 p.m. eastern time, on July 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name:	Aaron D. Peck
Title:	Chief Financial Officer

Dated: June 23, 2016